As filed with the Securities and Exchange Commission on September 21, 2004

Registration No. 333-112096

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

47400 Kato Road, Fremont, California 94538
(510) 979-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Tan Lay Koon
President & Chief Executive Officer
ChipPAC, Inc.
47400 Kato Road, Fremont, California 94538
(510) 979-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Eva Herbst Davis, Esq.
Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, California 90017
(213) 680-8400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     Pursuant to the Registrant’s undertaking in Item 17 of Part II of this Registration Statement, the Registrant hereby withdraws this Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ChipPAC, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on September 21, 2004.

CHIPPAC, INC.

By:	/s/ Michael G. Potter

Michael G. Potter, Vice President and Treasurer

* * *

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities on September 21, 2004.

Signatures	Title
/s/ Tan Lay Koon Tan Lay Koon	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Michael G. Potter Michael G. Potter	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)